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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to each of the John Ryan 2001 Employment Agreement Plan and the John Ryan 2001 Stock Option Agreement Plan of our report dated February 16, 2001, with respect to the consolidated financial statements of ZixIt Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                       /s/ ERNST & YOUNG LLP

Dallas, Texas
December 10, 2001



                                 -Exhibit 23.2-
                                        1